May 30, 2012

To the Board of Managers and
Members of Partners Group
Private Equity, LLC:

In planning and performing
our audit of the financial
statements of Partners Group
Private Equity, LLC
(the Fund) as of and for the
year ended March 31, 2012,
in accordance with the
standards of the Public
Company Accounting Oversight
Board (United States), we
considered the Funds
internal control over
financial reporting,
including controls over
safeguarding securities, as a
basis for designing our
auditing procedures for the
purpose of expressing our
opinion on the financial
statements and to comply with
the requirements of Form
N-SAR, but not for the
purpose of expressing an
opinion on the effectiveness
of the Funds internal control
over financial reporting.
Accordingly, we do not express
an opinion on the
effectiveness of the Funds
internal control over
financial reporting.
The management of the Fund is
responsible for establishing and
maintaining effective internal
control over financial
reporting.  In fulfilling this
responsibility, estimates and
judgments by management are
required to assess the expected
benefits and related costs of
controls.  A Funds internal
control over financial reporting
is a process designed to provide
reasonable assurance regarding
the reliability of financial
reporting and the preparation of
financial statements for external
purposes in accordance with
generally accepted accounting
principles.  A Funds internal
control over financial reporting
includes those policies and
procedures that (1) pertain to
the maintenance of records that,
in reasonable detail, accurately
and fairly reflect the
transactions and dispositions of
the assets of the Fund (2) provide
reasonable assurance that
transactions are recorded as
necessary to permit preparation of
financial statements in accordance
with generally accepted accounting
principles, and that receipts and
expenditures of the Fund are being
made only in accordance with
authorizations of management and
managers of the Fund and (3)
provide reasonable assurance
regarding prevention or timely
detection of unauthorized
acquisition, use or disposition of
a Funds assets that could have a
material effect on the financial
statements.
Because of its inherent
limitations, internal control over
financial reporting may not prevent
or detect misstatements.  Also,
projections of any evaluation of
effectiveness to future periods are
subject to the risk that controls
may become inadequate because of
changes in conditions, or that the
degree of compliance with the
policies or procedures may
deteriorate.
A deficiency in internal control
over financial reporting exists
when the design or operation of a
control does not allow management
or employees, in the normal
course of performing their assigned
functions, to prevent or detect
misstatements on a timely basis.
A material weakness is a deficiency,
or a combination of deficiencies,
in internal control over financial
reporting, such that there is a
reasonable possibility that a
material misstatement of the Funds
annual or interim financial
statements will not be prevented or
detected on a timely basis.
Our consideration of the Funds
internal control over financial
reporting was for the limited
purpose described in the first
paragraph and would not necessarily
disclose all deficiencies in
internal control over financial
reporting that might be material
weaknesses under standards
established by the Public Company
Accounting Oversight Board
(United States).  However, we noted
no deficiencies in the Funds
internal control over financial
reporting and its operation,
including controls over safeguarding
securities, that we consider to be
material weaknesses as defined
above as of March 31, 2012.
This report is intended solely for
the information and use of management
and the Board of Managers of Partners
Group Private Equity, LLC and the
Securities and Exchange Commission
and is not intended to be and should
not be used by anyone other than
these specified parties.
PricewaterhouseCoopers LLP
May 30, 2012
Dallas, Texas